Exhibit 16.2


                               GRANT THORNTON LLP
                     ACCOUNTANTS AND MANAGEMENT CONSULTANTS
                                   Suite 2000
                              200 E. Broward Blvd.
                         Ft. Lauderdale, FL 33301-1915
                                 (954) 768-9900
                                 (954) 768-9908




                                  May 13, 1998

Securities and Exchange Commission
Washington, D.C. 20549


Re: Investment Income Properties of America, Inc.
    File No 033-95758

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Investment Income Properties of America, Inc., dated May 13, 1998, and agree with the statements contained in parts a-c. We have no basis to agree or disagree with other statements of the registrant contained therein.



Very truly yours,


/S/ GRANT THORNTON LLP
----------------------
GRANT THORNTON LLP

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